QuickLinks -- Click here to rapidly navigate through this document

March 28, 2003

Sallie Mae, Inc.
11600 Sallie Mae Drive
Reston, Virginia 20193

    and

Chase Manhattan Bank USA, National Association
Christiana Center/Ops 4
500 Stanton Christiana Road
Newark, DE 19713

    and

JPMorgan Chase Bank
450 West 33rd Street, 14th Floor
New York, New York 10001

Report of Independent Accountants
SLM Private Credit Student Loan Trust 2002-A

        We have examined management's assertion included in the accompanying report titled Report of Management on Compliance by Administrator, that Sallie Mae, Inc. (the "Company") complied, in all material respects, with the terms and conditions of Sections 2.03.a.i, 2.03.a.ii, 2.04, 2.06.b, 2.07.a, 2.07.b, 2.07.c, 2.08.ai, 2.08.a.ii, 2.09, 3.01.b, 3.01.c, 3.01.d, 3.02.a, 3.02.a and 3.02.c of the Administration Agreement among the Company, Chase Manhattan Bank USA, National Association, JPMorgan Chase Bank, Sallie Mae Servicing L.P., as the successor-in-interest to Sallie Mae Servicing Corporation and SLM Education Credit Funding, LLC, (the "Agreement") pursuant to the SLM Private Credit Student Loan Trust 2002-A, for the period August 26, 2002 (commencement of servicing on behalf of the trust) to December 31, 2002. The Company's management is responsible for the assertion. Our responsibility is to express an opinion on the assertion based on our examination.

        Our examination was conducted in accordance with attestation standards established by the American Institute of Certified Public Accountants and, accordingly, included examining, on a test basis, evidence supporting management's assertion and performing such other procedures as we considered necessary in the circumstances. We believe that our examination provides a reasonable basis for our opinion.

        In our opinion, management's assertion referred to above is fairly stated, in all material respects, based on the aforementioned requirements for the period August 26, 2002 (commencement of servicing on behalf of the trust) to December 31, 2002.

        This report is intended solely for the information and use of management, the board of directors, Chase Manhattan Bank USA, National Association and JP Morgan Chase Bank and is not intended to be and should not be used by anyone other than these specified parties.

/s/ PRICEWATERHOUSECOOPERS LLP

Report of Management on Compliance by Administrator

        I acknowledge that as a member of management of Sallie Mae, Inc. (the "Company"), we are responsible for ensuring compliance with the terms and conditions of Sections 2.03.a.i, 2.03.a.ii, 2.04, 2.06.b, 2.07.a, 2.07.b, 2.07.c, 2.08.a.i, 2.08.a.ii, 2.09, 3.01.b, 3.01.c, 3.01.d, 3.02.a, 3.02.a and 3.02.c and of the Administration Agreement among the Company, Chase Manhattan Bank USA, National Association, JPMorgan Chase Bank, Sallie Mae Servicing L.P., as the successor-in-interest to Sallie Mae Servicing Corporation and SLM Education Credit Funding, LLC, (the "Agreement") pursuant to the SLM Private Credit Student Loan Trust 2002-A. We are also responsible for establishing and maintaining effective internal control over compliance with the terms and conditions of the Agreement.

        We have performed an evaluation of the Company's compliance with the conditions of the Sections in the Agreement indicated above. Based on the evaluation, we assert that the Company complied, in all material respects, with the terms and conditions of the Sections in the Agreement indicated above for the period August 26, 2002 (commencement of servicing) to December 31, 2002.

March 28, 2003
/s/ J. LANCE FRANKE J. Lance Franke Authorized Agent Sallie Mae, Inc.

March 28, 2003

Sallie Mae Servicing L.P.
11600 Sallie Mae Drive
Reston, Virginia 20193

    and

Chase Manhattan Bank USA, National Association
Christiana Center/Ops 4
500 Stanton Christiana Road
Newark, DE 19713

    and

JPMorgan Chase Bank
450 West 33rd Street, 14th Floor
New York, New York 10001

Report of Independent Public Accountants
SLM Private Credit Student Loan Trust 2002-A

        We have examined management's assertion, included in the accompanying report titled Report of Management on Compliance by Servicer, that Sallie Mae Servicing L.P., as the successor-in-interest to Sallie Mae Servicing Corporation, (the "Company") complied, in all material respects, with the terms and conditions of Sections 2.02, 2.03, 3.01, 3.02.a, 3.05.a, 3.06, 3.10 and 3.15 the ServicingAgreement among the Company, Chase Manhattan Bank USA, JPMorgan Chase Bank and Sallie Mae, Inc., as Administrator, ("the Agreement") pursuant to the SLM Private Credit Student Loan Trust 2002-A, for the period August 26, 2002 (commencement of servicing on behalf of the trust) to December 31, 2002. The Company's management is responsible for the assertion. Our responsibility is to express an opinion on the assertion based on our examination.

        Our examination was conducted in accordance with attestation standards established by the American Institute of Certified Public Accountants and, accordingly, included examining, on a test basis, evidence supporting managements assertaion and performing such other procedures as we considered necessary in the circumstances. We believe that our examination provides a reasonable basis for our opinion. Our examination does not provide a legal determination on the Company's compliance with specified requirements.

        In our opinion, management's assertion referred to above is fairly stated, based on the aforementioned terms and conditions of the sections of the Agreement the Company complied, in all material respects, with the aforementioned requirements for the period August 26, 2002 (commencement of servicing on behalf of the trust) to December 31, 2002.

        This report is intended solely for the information and use of management, the board of directors, Chase Manhattan Bank USA, National Association and JPMorgan Chase Bank and is not intended to be and should not be used by anyone other than these specified parties.

Very truly yours,

/s/ PRICEWATERHOUSECOOPERS LLP

Report of Management on Compliance by Servicer

        We acknowledge that as members of management of Sallie Mae Servicing L.P., as the successor-in-interest to Sallie Mae Servicing Corporation (the "Company"), we are responsible for ensuring compliance with the terms and conditions of Sections Sections 2.02, 2.03, 3.01, 3.02.a, 3.05.a, 3.06, 3.10 and 3.15 of the Servicing Agreement among the Company, Chase Manahattan Bank USA, National Association, JPMorgan Chase and Sallie Mae, Inc., as Adminstrator, (the "Agreement") pursuant to the SLM Private Credit Student Loan Trust 2002-A. We are also responsible for reviewing and ensuring implementation of, and ongoing compliance with, effective internal control over compliance with the terms and conditions of the Agreement.

        On an ongoing basis we evaluate the Company's compliance with the terms and conditions of the Sections in Agreement indicated above. Based on this management oversight and evaluation, we assert that the Company complied, in all material respects, with the terms and conditions of the Sections in the Agreement indicated above for the period August 26, 2002 (commencement of servicing) to December 31, 2002.

March 28, 2003

/s/ ROBERT R. LEVINE Robert R. Levine Executive Vice President Sallie Mae Servicing L.P.

/s/ BARBARA DEEMER Barbara Deemer Senior Vice President and Treasurer

QuickLinks

Report of Management on Compliance by Administrator
Report of Management on Compliance by Servicer